EXHIBIT INDEX

Exhibit A: Attachment to item 77K:
           Changes in Registrant's certifying accountant
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Exhibit A:


May 3, 2001

Ms. Margaret A. Riley
Chief Financial Officer
CIM High Yield Securities Fund
c/o INVESCO, Inc.
1166 Avenue of the Americas
New York, NY 10036

Dear Ms. Riley:

This is to confirm that the client-auditor relationship between CIM High Yield Securities Fund and KPMG LLP has ceased.

Very truly yours,

/s/KPMG LLP

cc:  Chief Accountant
     Securities and Exchange Commission